Exhibit 99.1

RELEASE DATE: June 9, 2008

ESMARK INCORPORATED ANNOUNCES FIRST QUARTER 2008 RESULTS

WHEELING, WV, June 9, 2008 – Esmark Incorporated. (NASDAQ:ESMK) (the “Company”), today reported its financial results for the first quarter ended March 31, 2008, which consist of the results of both Esmark Steel Service Group, Inc. (ESSG), and the results of Wheeling-Pittsburgh Corporation (Wheeling-Pittsburgh) as a result of the merger on November 27, 2007. Comparative 2007 results referenced in this release include only ESSG.

Consolidated EBITDA for the first quarter of 2008 was $11.4 million versus $3.5 million for the first quarter of 2007. For the first quarter of 2008, the Company reported a net loss of $15.8 million, or $(0.40) per basic and diluted share. This compares to a net loss of $0.2 million for first quarter of 2007, or $(0.51) per basic and diluted share.

Net sales for the first quarter of 2008 totaled $600.1 million on shipments of 789,164 tons. The average selling price in the first quarter of 2008 was $760 per ton.

Cost of sales for the first quarter of 2008 amounted to $553.4 million. The average cost per ton sold in the first quarter of 2008 was $701. Comparisons to prior quarter results are not meaningful due to the acquisition of Wheeling-Pittsburgh.

Esmark Chairman and CEO, James P. Bouchard, stated that “As projected in our earnings call comments on April 30, I am pleased to report positive EBITDA for the first quarter, our first full quarter as a merged entity, evidencing the progress made by our management team and our entire workforce. As expected, both ESSG and Wheeling-Pittsburgh contributed positively to this result. Finally, we take great satisfaction from the denial by the West Virginia Supreme Court of Massey’s appeal of the July 2007 Brooke County Circuit Court verdict, validating the position which Wheeling-Pittsburgh has taken from the outset.”

Conference Call

Management will conduct a live call tomorrow, June 10, 2008 at 2 p.m. ET to review the Company’s financial results and business prospects. Individuals wishing to listen can join the conference call by dialing 888-727-7659 or 913-312-9325. A replay will be available through June 17, 2008 by dialing 888-203-1112 or 719-457-0820, and using the pass code 1607524. The call can also be accessed via the Internet live or as a replay through http://www.investorcalendar.com or the company’s website at www.esmark.com.

Use of Non-GAAP Financial Measures

The Company provides other financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data is EBITDA and Adjusted EBITDA, which the Company believes provides useful information, to both its management and investors about the Company’s current performance. The Company believes the most directly comparable GAAP financial measure is net income (loss) and has provided a reconciliation of GAAP net income (loss) to Non-GAAP EBITDA and Adjusted EBITDA.

Forward-Looking Statements Cautionary Language

This release contains certain projections or other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities-Exchange Act regarding future events or the future financial performance of the Company that involve risks and uncertainties. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from actual future events or results. These risks and uncertainties include, among others, factors relating to (1) intense competition, dependence on suppliers of raw materials and cyclical demand for steel products; (2) lower than expected operating results for the Company; (3) the Company’s potential inability to generate sufficient operating cash flow to service or refinance its indebtedness; (4) concerns relating to the maturity dates of its credit agreements; and (5) certain other risks identified in section “Item 1A – Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports and filings with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. While the Company may elect to update forward-looking statements from time to time, the company specifically disclaims any obligation to do so.

About Esmark Incorporated

Esmark Incorporated is a vertically integrated steel producer and distributor, combining steel production capabilities through both blast furnace and electric arc furnace technologies with the just-in-time delivery of value-added steel products to a broad customer base concentrated in the Ohio Valley and Midwest regions. Currently headquartered in Wheeling, WV, the Company is a producer of carbon flat-rolled products for the construction, container, appliance, converter/processor, steel service center, automotive and other markets. The Company’s products include various sheet products such as hot rolled, cold rolled, hot dipped galvanized, electro-galvanized, black plate and electrolytic tinplate. More information about Esmark can be found at www.esmark.com.

Media Contacts: Dennis Halpin, 304.234.2421 (office) or 304.650.6474 (mobile), dhalpin@esmark.com; Bill Keegan, Edelman, 312.927.8424 (mobile), bill.keegan@edelman.com

Investor Relations Contact: Dennis Halpin, 304.234.2421 (office) or 304.650.6474 (mobile), dhalpin@esmark.com

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ESMARK INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended March 31,
	2008	2007
Revenues
Net sales, including sales to affiliates of $64,614 in 2008	$600,056	$163,001

Cost and expenses
Cost of sales, including cost of sales to affiliates of $64,184 in 2008, excluding depreciation and amortization expense	553,362	148,189
Depreciation and amortization expense	15,160	2,769
Selling, general and administrative expense	32,242	11,461

Total costs and expenses	600,764	162,419

Operating (loss) income	(708)	582
Interest expense and other financing costs	(11,234)	(995)
Other (loss) income	(3,132)	48

Loss before income taxes and minority interest	(15,074)	(365)
Income tax provision (benefit)	801	(107)

Loss before minority interest	(15,875)	(258)
Minority interest	51	98

Net loss	$(15,824)	$(160)

Net loss	(15,824)	(160)
Preferred stock dividends	—	(3,459)

Loss available to common stockholders	$(15,824)	$(3,619)

Loss per share:
Basic	$(0.40)	$(0.51)
Diluted	$(0.40)	$(0.51)

Weighted average common shares outstanding (in thousands):
Basic	39,402	7,120
Diluted	39,402	7,120

Shipments (tons)	789,000	191,000

ESMARK INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$22,073	$20,007
Accounts receivables, less allowance for doubtful accounts of $3,330 and $3,081	246,894	198,089
Inventories	373,838	395,009
Prepaid expenses and other current assets	16,889	9,374
Total current assets	659,694	622,479
Investment in and advances to affiliates	178,458	252,330
Property, plant and equipment, less accumulated depreciation of $31,289 and $17,727	654,953	663,305
Deferred income tax benefits	59,759	54,900
Intangible assets, less accumulated amortization of $17,170 and $15,772	39,531	41,060
Goodwill	32,217	32,217
Other assets	5,981	2,759

Total assets	$1,630,593	$1,669,050

Liabilities
Current liabilities:
Accounts payable, including book overdrafts of $7,571 and $13,176	$168,990	$154,720
Short-term debt	245,130	208,439
Payroll and employee benefits payable	64,770	63,225
Accrued income and other taxes	8,463	8,792
Deferred income taxes payable	60,385	55,805
Accrued interest and other current liabilities	54,489	68,605
Long-term debt due in one year	161,198	229,065

Total current liabilities	763,425	788,651
Long-term debt, less amount due in one year	27,891	31,640
Employee benefits	184,191	182,879
Other liabilities	27,932	26,962

Total liabilities	1,003,439	1,030,132
Minority interest	649	500

Stockholders’ equity
Common stock—$.01 par value; 100,000,000 shares authorized; 39,435,942 and 39,332,685 shares issued and outstanding	394	393
Additional paid-in capital	740,488	736,578
Accumulated deficit	(113,821)	(97,997)
Accumulated other comprehensive loss	(556)	(556)

Total stockholders’ equity	626,505	638,418

Total liabilities and stockholders’ equity	$1,630,593	$1,669,050

ESMARK INCORPORATED AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to US GAAP (unaudited)

(Dollars in thousands)

The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA from net income, which management believes is the most nearly equivalent measure under US GAAP for the reporting periods indicated.

	Quarter Ended March 31,
	2008	2007
Net (loss) income	$(15,824)	$(160)
Income tax provision (benefit)	801	(107)
Interest expense and other financing costs	11,234	995
Depreciation and amortization	15,160	2,769

EBITDA	$11,371	$3,525
Amortization of fair value adjustment to equity investments	1,453	—

Adjusted EBITDA	$12,824	$3,497